UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 21, 2023

Laredo Oil, Inc.
(Exact Name of Registrant as Specified in Charter) 333-153168
(Commission File Number)

Delaware	26-2435874
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Guadalupe Street, Ste. 260 Austin, Texas	78705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(512) 337-1199

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As of December 21, 2023, Hell Creek Crude, LLC (“HCC”), a wholly owned subsidiary of Laredo Oil, Inc. (the “Company”), has received payments from various accredited investors in the total amount of $1,617,850. The payments are in anticipation of the execution of a proposed Participation Agreement between HCC, Erehwon Oil & Gas, LLC (“Erehwon”), the accredited investors who have made the $1,617,850 payments and additional accredited investors (collectively, the “Investors”). Several participating investors also currently hold $575,000 in convertible debt of the Company, plus accrued interest, which will be included under the Participation Agreement. The Company expects that additional accredited investors will invest another $416,150 under the Participation Agreement prior to its execution.

The Participation Agreement is expected to provide $2.034 million in cash to fund the drilling of a development well and the acquisition of certain leases currently held by Lustre Oil Company, LLC, a wholly owned subsidiary of the Company.

The foregoing is a description of the proposed investments and material terms and conditions of the proposed Participation Agreement and is not a complete discussion of the investments or the proposed Participation Agreement. The final material terms and conditions of the Participation Agreement will be disclosed following the execution of the Participation Agreement by HCC, Erehwon and the Investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO OIL, INC.

Date: December 21, 2023	By:	/s/ Bradley E. Sparks
Bradley E. Sparks
Chief Financial Officer and Treasurer

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